                                                                   EXHIBIT 10.15
                            PRAEDIUM II VALHALLA LLC
                           c/o Broadway Management Co.
                                 80 Broad Street
                               New York, NY 10004

                                 August 22, 2002

Del Global Technologies, Corp.
115 Wall Street
Valhalla, NY

Re: Lease dated April 7, 1992, as amended, between Praedium II Valhalla LLC, Landlord and Del Global Technologies, Corp., Tenant
         Premises: 115 Wall Street, Valhalla, New York
         -----------------------------------------------------------------------

Gentlemen:

         Reference is made to that certain Extension and Modification Agreement dated as of July 30, 2002 (the "Agreement"), which Agreement modified and extended the term of the referenced Lease with respect to certain space (the "Premises") in the building known as 115 Wall Street, Valhalla, New York (the "Building"). Insofar as the Agreement is concerned, the following shall constitute our agreement:

         1. All capitalized terms contained herein shall have the meaning ascribed to them in the Agreement

         2. The first sentence of Paragraph 4(a) of the Agreement is hereby modified by deleting from the word "Tenant" until the word "Improvements" and the following shall be substituted in its stead:

                           "the Added Space (as hereinafter defined) is available for Tenant's possession".

         3. In the event that the Commencement Date occurs prior to February 1, 2003, Tenant shall pay to Landlord, as additional rent, in addition to Fixed Rent and Additional Rent due under the Agreement, the sum of $125.00 per month, payable on the first day of each month, commencing on the Commencement Date through and including
            January 31, 2003. If the Commencement Date is not the first day of a month, such amount shall be prorated on a per diem basis for the partial month following the Commencement Date based upon the total number of days in such month.

         4. Notwithstanding anything to the contrary contained in the Agreement, Tenant acknowledges and agrees that the New York Power Authority intends to leave furniture, equipment and other items of personal property (collectively, the "Personal Property") in the Added Space and Tenant acknowledges and agrees that Landlord has no obligation to remove the Personal Property from the Added Space and that Tenant shall accept the Added Space with such Personal
            Property.

         5. As modified herein, the Agreement is hereby ratified and confirmed and in full force and effect.


         If the foregoing accurately sets forth our understanding, kindly execute this Agreement in the space provided below.


                                        Very truly yours,


                                        PRAEDIUM II VALHALLA LLC
                                          By: VALHALLA II ASSOCIATES LLC,
                                            its managing member
                                            By: Praedium Opportunity Fund II,
                                                 L.P., its managing member
                                            By: Praedium Partners LLC
                                                 its Investment General Partner

                                            By: /s/ A. Floyd Lattin
                                                --------------------
                                                 Name: A/ Floyd Lattin
                                                 Title: Senior Vice President

                                            By: Praedium Advisors, Inc.
                                                 its Investment General Partner


                                            By: /s/ A. Floyd Lattin
                                               --------------------
                                                 Name: A. Floyd Lattin
                                                 Title: Vice President

ACCEPTED AND AGREED TO:

DEL GLOBAL TECHNOLOGIES, CORP.

By: /s/ Thomas V. Gilboy
    --------------------
     Thomas V. Gilboy
     Chief Financial Officer

                      EXTENSION AND MODIFICATION AGREEMENT


         EXTENSION AND MODIFICATION AGREEMENT dated as of the 30th day of July, 2002 between PRAEDIUM II VALHALLA LLC, having an office at c/o Broadway Management Co., Inc., 80 Broad Street, New York, New York (hereinafter called "Landlord") and DEL GLOBAL TECHNOLOGIES, CORP. (formerly known as Del Electronics Corp.) a New York corporation, having an office at 115 Wall Street, Valhalla, New York (hereinafter called "Tenant").

                              W I T N E S S E T H:

         WHEREAS:

         A. Landlord's predecessor in interest and Tenant entered into a certain lease dated April 7, 1992 (the "Original Lease"), which Original Lease was amended by (i) that certain Agreement dated April 23, 1992, (ii) that certain Agreement dated March 26, 1993, and (iii) that certain Agreement dated April 1, 2000 (the Original Lease, as so amended is hereinafter called the "Lease") with respect to certain space in the building known as 115 Wall Street, Valhalla, New York, as more particularly described in the Lease.

         B. The term of the Lease is scheduled to expire on July 31, 2002.

         C. Landlord and Tenant, subject to and upon the terms and provisions contained herein, desire to amend the Lease (i) to extend the term thereof, (ii) to provide for the inclusion therein of additional space to the Premises, and
(ii) to modify various provisions of the Lease.

         NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto modify said Lease as follows:

         1. All capitalized terms contained in this Extension and Modification Agreement but not defined herein shall, for the purposes hereof, have the same meanings ascribed to them in the Lease.

         2. The date set forth in the Lease for the expiration of the term thereof is hereby modified so that the Lease shall expire on September 30, 2006 (the "Expiration Date").

         3. The extension of the term of the Lease shall be on the same terms and conditions as set forth in the Lease except that effective during the period commencing August 1, 2002 (or, effective immediately in the case of clauses (j), (k), (l), (m), (n), (o), (p), (q), (r), (s), (t), (u), (v), (w), (x), (y), (z)
and (aa) hereof) and ending on September 30, 2006 (hereinafter called the "Extended Term"):

                  (a) The Fixed Rent payable under the Lease shall be at the rate of THREE HUNDRED TWENTY THOUSAND EIGHT HUNDRED SEVENTY-FIVE AND 00/100 ($320,875.00) DOLLARS per annum ($26,739.58 per month).

                  (b) The term "Base Tax" as defined in Section 6.01(a) of the Lease shall mean the sum of (i) all Real Estate Taxes payable without exception (other than county and town taxes) for the period commencing July 1, 2002 and ending on June 30, 2003, and (ii) the county and town taxes levied, assessed or imposed at any time against the Real Property or any part thereof (the "County and Town Taxes") for the period commencing January 1, 2002 and ending on December 31, 2002.

                  (c) The term "Tax Year" as defined in Section 6.01(a)(iii) of the Lease shall mean (i) a period beginning July 1, 2002 and ending on June 30, 2003 for all Real Estate Taxes (other than the County and Town Taxes), and (ii) calendar year 2002 with respect to the County and Town Taxes.

                  (d) The term "Expense Base" as defined in Section 7.02(a) of the Lease shall mean an amount equal to the sum of (i) fifty (50%) percent of the Expenses for the calendar year 2002, and (ii) fifty (50%) percent of the Expenses for the calendar year 2003. The second sentence of Section 7.02(a)(i) shall be deemed to be deleted in its entirety.

                  (e) The following sentence is added at the end of Section 6.02: "If the Base Tax is reduced as a result of a certiorari proceeding or otherwise, Landlord shall adjust the amount of each of Tenant's payments of Additional Rent under Article 6 of the Lease previously made, and Tenant shall pay the amount of said adjustment within thirty (30) days after demand setting forth the amount of said adjustment."

                  (f) In the event that there are any changes in the Base Tax, Expense Base, Tenant's Share or Tenant's Percentage, during any Tax Year or Expense Year, as the case may be, then Tenant's payments of Additional Rent previously made which are affected by such change and to be made thereafter under the Lease on account of Tax Escalation and Building Expense Escalation shall be subject to adjustment by Landlord effective as of the date of such change. If as a result of any such change, any amounts previously owed to Landlord would be increased, such additional amount shall be payable to Landlord hereunder within twenty (20) days of demand therefor. The provisions of this Paragraph shall survive the expiration or termination of the Lease.

                  (g) The term "Expenses" as defined in Section 7.02(a) is hereby amended to increase the annual fee for management of the Building to $36,000.00, and the increases thereto for each Expense Year shall be determined by multiplying $36,000.00 by the percentage of increase in Expenses for each Expense Year over the Expense Base, exclusive of such management fees.

                  (h) The last three (3) sentences of Section 7.02(c)(i) which provides a limitation on the amount of the Expense Payment are hereby deleted in their entirety.

                  (i) The aggregate amount of expenditures described in Section 7.02(a)(iv)(4)(c) with respect to capital expenditures required by law shall not as applied to Tenant (i.e. after being multiplied by Tenant's Share) exceed ten (10%) percent of Fixed Rent payable in any Expense Year. Landlord may, at its option, bill and calculate such expenditures separately from other Expenses instead of including same as part of Expenses. In such event, the Expense Base shall, if necessary, be adjusted appropriately to reflect that such expenditures (and increases in such expenses) are being calculated and billed to Tenant separately.

                  (j) The following sub-sections (9) and (10) are added at the end of Section 7.02(a)(iv):

                  "(9)     costs incurred with respect to the removal of
environmentally hazardous materials or hazardous waste in or around the Building, except to the extent the same have been introduced by or the requirement to remove the same shall be due to the act or omission of Tenant, Tenant's agents, employees, invitees or licensees; and

                  (10) mortgage recording taxes payable by Landlord in connection with any financing or refinancing of the Property." .

                  (k) The Tenant's obligation under the last sentence of Section
9.01 shall be deemed modified so as to delete 57.14% and to insert in its place the phrase " Tenant's Percentage," and to delete clause (b) therefrom.

                  (l) In lieu of a performance bond and a labor and materials payment bond required by Section 10.01(j) of the Lease, with respect to Tenant Improvements estimated to cost more than $50,000, (as estimated by Landlord's architect, engineer or contractor), Tenant shall deliver to Landlord and, shall, except as otherwise provided herein, maintain in effect at all times until completion of Tenant's Improvements and payment of all contractors and suppliers in connection therewith, an irrevocable letter of credit, in form and substance satisfactory to Landlord in the amount of the security required by Landlord pursuant to Section 10.01(j), issued by a banking corporation satisfactory to Landlord and having its principal place of business or its duly licensed branch or agency in the City and State of New York. Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof. No bond or letter of credit shall be required for Improvements estimated to cost less than $50,000.00.

                  (m) The fourth (4th) sentence of Section 13.01 shall be deemed modified so as to change 57.14% to Tenant's Percentage.

                  (n) The first (1st) sentence of Section 13.02 shall be deemed modified so as to change five (5) business days to fifteen (15) business days.

                  (o) Landlord and Tenant acknowledge and agree that for all purposes of the Lease, the phrase "Tenant's Percentage" shall have the meaning ascribed thereto in Section 7.01(b)(ii) (i.e. sixty (60%) percent), subject to increase pursuant to Section 4(c)(iv) of this Extension and Modification Agreement.

                  (p) The last sentence of Section 13.03 shall be deemed modified so as to change 57.14% to Tenant's Percentage.

                  (q) In lieu of the surety bond to be furnished pursuant to
Section 13.06 of the Lease, Tenant shall deliver to Landlord and, shall, except as otherwise provided herein, maintain in effect at all times until completion of the work described therein and payment of all contractors and suppliers in connection therewith, an irrevocable letter of credit, in form and amount satisfactory to Landlord, issued by a banking corporation satisfactory to Landlord and having its principal place of business or its duly licensed branch or agency in the City and State of New York, to assure the payment for such work by Tenant. Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof. The penultimate sentence of Section 13.06 shall be deemed modified so as to change the word "bond" to "letter of credit", and to change "$25,000.00" to "$50,000.00".

                  (r) The last two (2) sentences of Section 15.03 shall be deemed to be deleted in their entirety, and all references to Tenant's right to cancel as set forth in such Section 15.03 shall be deemed to be deleted from the Lease.
                  (s) The following sub-section (g) is added at the end of
Section 18.03:
                  "(g)     Notwithstanding anything to the contrary contained
         in the Lease, Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise."

                  (t) Section 22.03(a) shall be deemed modified so as to read as follows: "Landlord's consent shall not be required in connection with transactions with a corporation into or with which Tenant is merged or consolidated or with an entity to which substantially all of Tenant's assets are transferred, provided such merger, consolidation or transfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and provided, further, that the assignee, after giving effect to such merger, consolidation or sale of assets, has a net worth at least equal to or in excess of the greater of (x) the net worth of Tenant immediately prior to such merger or transfer or (y) the net worth of Tenant as of the date hereof) or, if Tenant is a partnership, with a successor partnership. Notwithstanding anything to the contrary contained herein, Tenant shall not be required to obtain Landlord's consent if Tenant desires to assign this Lease or sublease all or a portion of the Premises to an affiliate of Tenant. As used in this Article 22, the term "affiliate" shall mean an individual, partnership, corporation, unincorporated association or other entity controlling, controlled by or under common control with Tenant and for the purposes of the foregoing, "control" shall mean ownership of a majority of the legal and beneficial interest in such corporation, together with the ability to direct the management, affairs and operations thereof. Any transfer or cessation of control over any affiliate or subsidiary to which this Lease is assigned shall constitute an assignment of this Lease to which all of the provisions of this Article 22 shall apply. In the event that Tenant assigns this Lease in accordance with this paragraph, the assignee of this Lease shall execute an agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall assume the obligations and performance of this Lease and agree to be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed, and whereby the assignee shall agree that the provisions of Section 22 shall, notwithstanding such an assignment or transfer, continue to be binding upon it in the future."

                  (u) The following sentence shall be deemed added at the end of
Section 22.01: "For purposes of this Article 22, Landlord's consent to any assignment, sublet or other transfer shall not be unreasonably withheld, conditioned or delayed, subject to Landlord's right to terminate the Lease as provided in Section 22.03(b)(ii)."

                  (v) Section 22.04 shall be deemed modified so as to read as follows: "Tenant may permit one or more of its affiliates to occupy a portion of the Premises without same constituting a sublet hereunder, provided that there shall be no material change in the use of the Premises or any increase in the demand for Building services as a result thereof." In the event that Tenant sublets this Lease in accordance with this paragraph, Landlord shall have all of the rights provided under this Article 22 with respect to sublets."

                  (w) Notwithstanding anything to the contrary contained in
Article 23 of the Lease, Landlord shall have no obligation to secure a non-disturbance agreement from any mortgagee for Tenant.

                  (x) The first sentence of Section 37.01 shall be deemed to be modified to insert the words "for damages" immediately after the phrase "which it may have".

                  (y) Section 38.01 shall be deemed modified so as to read as follows:

                      "38.01.A. Any notice or demand, consent, approval or disapproval, or statement required to be given by the terms and provisions of this Lease, or pursuant to any Legal Requirement, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing. Unless otherwise required by such Legal Requirement, such notice or demand shall be given, and shall be deemed to have been served and given when such notice or demand is delivered personally to such party, or mailed by registered or certified mail deposited enclosed in a securely closed postpaid wrapper, in a United States Government general or branch post office, or official depository within the exclusive care and custody thereof, addressed to either party, at its address set forth on page 1 of this Lease. A copy of any notice to Tenant shall be sent simultaneously in the same manner to Tenant's attorneys: Dellbello Donnellan, One North Lexington Avenue, White Plains, New York 10601, Attn.: Peter J. Wise, Esq. A copy of any notice to Landlord shall be sent simultaneously in the same manner to Landlord's attorneys: Morrison Cohen Singer & Weinstein, LLP, 750 Lexington Avenue, New York, New York 10022, Attn.: Charles B. Salfeld, Esq. Either party may, by notice as aforesaid, designate a different address or addresses for notices, demands, consents, approvals or disapprovals.

                             B. In addition to the foregoing, either Landlord or
Tenant may, from time to time, request in writing that the other party serve a copy of any notice or demand, consent, approval or disapproval, or statement, on one other person or entity designated in such request, such service to be effected as provided in this Section 38 hereof."

                  (z) Article 43 of the Lease, Right of First Refusal, shall be deemed to be deleted in its entirety, and all references to Tenant's right of first refusal as set forth in such Article 43 shall be deemed to be deleted from the Lease.

                  (aa) Article 45 of the Lease, Right to Purchase, shall be deemed to be deleted in its entirety, and all references to Tenant's right to purchase as set forth in such Article 45 shall be deemed to be deleted from the Lease.

         4. (a) Effective as of the earlier to occur of February 1, 2003 or the date that Tenant takes possession of the Added Space for either the conduct of its business or the performance of Improvements (such earlier date is hereinafter called the "Adjustment Date"), and for the remainder of the term of the Lease, there shall be added to and included in the Premises the following additional space in the Building, to wit:

         The portion of the first (1st) floor currently occupied by the New York Power Authority, substantially as shown hatched on the floor plan annexed hereto as Exhibit A (hereinafter called the "Added Space").

Landlord does hereby lease to Tenant and Tenant does hereby hire from Landlord the Added Space subject and subordinate to all superior leases and superior mortgages as provided in the Lease and upon and subject to all the covenants, agreements, terms and conditions of the Lease as modified or supplemented by this Agreement. Tenant acknowledges that the Added Space is currently occupied by another tenant. Landlord represents that the lease with the existing tenant (hereinafter called the "Existing Tenant") in the Added Space (i) expires on January 31, 2003, and (ii) does not contain an option to renew or extend the term thereof.

                  (b) If Landlord is unable to give possession of the Added Space because of the holding over or retention of possession of any tenant, undertenant or occupants or for any other reason, Landlord shall not be subject to any liability for failure to give possession on said date and the validity of this Agreement shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of the Lease, but the Adjustment Date shall be delayed until after Landlord shall have given Tenant written notice that the Added Space is available for possession or Tenant commences occupancy thereof, whichever occurs first. The foregoing shall be deemed to be an express agreement to the contrary as contemplated by Section 223(a) of the Real Property Law. Subject to the foregoing, in the event that the Existing Tenant does not vacate the Added Space on or before January 31, 2003, Landlord shall use commercially reasonable efforts to obtain possession of the Added Space from the Existing Tenant which may include the commencement of summary dispossess proceedings.

                  (c) Effective as of the Adjustment Date, as same may be delayed pursuant to Section 4(b) above:

                           (i)      the Fixed Rent payable under the Lease shall
be increased by FIFTY-ONE THOUSAND AND 00/100 DOLLARS ($51,000.00) per annum;

                           (ii)     Notwithstanding the provisions of the
foregoing clause (i), the increase in the Fixed Rent required thereby (but not the balance of the Fixed Rent) shall be abated for the 60-day period commencing on the Adjustment Date and ending 59 days thereafter.

                           (iii)    The term "Tenant's Share", as defined in
Section 6.01(a)(v) of the Lease shall be increased by 9.6%; and

                           (iv)     The term "Tenant's Percentage", as defined
in Section 7.01(b)(ii) of the Lease and Paragraph 3(n) hereof shall be increased by 9.6%;

                           (v)      Exhibit "A" attached to and made a part of
the Lease shall be deemed modified so as to change 37,750 square feet to 43,750 square feet.

                           (vi)     Exhibit "B" attached to and made a part of
the Lease shall be modified to read as follows: "The Premises consists of 41,393 square feet described on the annexed floor plans, as well as Tenant's portion of the common area of the Building which is deemed to be 2,357 square feet for a total of 43,750 square feet."

                           (vii)    Clause (i) in the first sentence of Section
13.03 shall be deemed modified so as to change twenty (20%) percent to ten (10%) percent.

                           (viii)   Tenant shall have the right to access the
Added Space through the common area and vestibule adjacent to the Added Space as shown on Exhibit A hereto, on a non-exclusive basis, together with other tenants and Landlord.

                  (d) Tenant agrees to accept the Added Space on the Adjustment Date in the condition in which it exists on the Adjustment Date and understands and agrees that no work is to be performed or materials supplied by Landlord in connection with preparing the Added Space for Tenant's occupancy. Tenant, at its sole cost and expense, shall combine the Premises and the Added Space and make all Improvements necessary or desirable for Tenant's occupancy thereof, all in accordance with all applicable provisions of the Lease affecting Improvements. Tenant shall also be responsible for the installation of any electrical equipment needed for electrical service to the Added Space.

                  (e) With respect to the Added Space, the following shall apply:

                           (i)      Landlord shall allow Tenant an allowance in
the amount of up to Twenty-Five Thousand and 00/100 ($25,000.00) Dollars (hereinafter called the "Server Room Work Credit"), which Server Room Work Credit shall be applied solely against the cost and expense of the actual construction work (specifically excluding so-called "soft costs" such as legal, engineering, architectural and design services) performed by Tenant in connection with the construction of a special purpose server room and rewiring of the Premises with at least CAT-5 wiring in the Premises, subject to the provisions of the Lease regarding Tenant's Improvements. In the event that the cost and expense of such actual construction work shall exceed the amount of the Server Room Work Credit, Tenant shall be entirely responsible for such excess. If Tenant does not use all or any part of the Server Room Work Credit for Tenant's Work, then the Server Room Work Credit shall be reduced accordingly.

                           (ii)     In addition to the Server Room Work Credit,
Landlord shall allow Tenant an allowance in the amount of up to Fifteen Thousand and 00/100 ($15,000.00) Dollars (hereinafter called the "Alterations Work Credit"), which Alterations Work Credit shall be applied solely against the cost and expense of the actual construction work (specifically excluding so-called "soft costs" such as legal, engineering, architectural and design services) performed by Tenant in connection with the Tenant's Improvements to the Demises Premises (but excluding therefrom any construction in connection with the special purpose server room to be built by Tenant, and rewiring of the Premises in connection therewith), subject to the provisions of the Lease regarding Tenant's Improvements. In the event that the cost and expense of such actual construction work shall exceed the amount of the Alterations Work Credit, Tenant shall be entirely responsible for such excess. If Tenant does not use all or any part of the Alterations Work Credit for Tenant's Work, then the Alterations Work Credit shall be reduced accordingly.

                           (iii)    Landlord shall have the right to withhold
all or any portion of the Server Room Work Credit or Alterations Work Credit as shall equal the cost of correcting any portions of Tenant's Improvements which shall not have been performed substantially in accordance with plans and specifications submitted to Landlord pursuant to Section 10.01(h) of the Lease.

                           (iv)     The Server Room Work Credit and Alterations
Work Credit shall be payable to Tenant upon the completion of all of Tenant's Improvements and upon delivery by Tenant to Landlord of (i) paid invoices from contractors, (ii) a certificate signed by Tenant's architect and Tenant certifying that Tenant's Improvements have been satisfactorily completed in accordance with the final plan, (iii) all Building Department sign-offs, inspection certificates and any permits required to be issued by any governmental entities having jurisdiction thereover, and (iv) lien waivers and a general release from all contractors and subcontractors performing Tenant's Improvements releasing Landlord and Tenant from all liability for any Tenant's Improvements.

         5. Article 44 of the Lease, Option to Extend, is deleted in its entirety, and replaced with the following option to extend:

                  (a) Subject to the provisions of Section 44(l) hereof, Tenant shall have the right to extend the term of this Lease for an additional term of two (2) years commencing on the day following the Expiration Date (hereinafter referred to as the "Commencement Date of the Extension Term") and ending on the second (2nd) anniversary of the Expiration Date (such additional term is hereinafter called the "Extension Term") provided that:

                           (i)      Tenant shall give Landlord notice
(hereinafter called the "Extension Notice") of its election to extend the term of this Lease not less than nine (9) months prior to the Expiration Date. Time shall be of the essence with respect to the giving of the Extension Notice;

                           (ii)     Tenant is not in default under this Lease as
of the time of the giving of the Extension Notice and as of the Commencement Date of the Extension Term; and

                           (iii)    As of the time of the giving of the
Extension Notice and as of the Commencement Date of the Extension Term, Tenant is in actual occupancy of the entire Premises (including any additional space in the Building hereafter leased by Tenant).

                  (b) The Fixed Rent payable by Tenant to Landlord during the Extension Term shall be the higher of:

                           (i)      the fair market rent for the Premises,
taking into account the Additional Rent then payable, determined as of the date occurring six (6) months prior to the Commencement Date of the Extension Term (such date is hereinafter called the "Determination Date") and which determination shall be made within a reasonable period of time after the occurrence of the Determination Date pursuant to the provisions of Section 44(d) hereof, or

                           (ii)     the Fixed Rent and Additional Rent payable
under the Lease during the last year of the Extended Term.

                  (c) During the Extension Term, the Base Tax and the Expense Base shall be the same as are in effect on the expiration of the Extended Term.

                  (d) Landlord and Tenant shall endeavor to agree as to the amount of the fair market rent for the demised premises pursuant to the provisions of clause (i) of Section44(b) hereof, during the thirty (30) day period following the Determination Date. In the event that Landlord and Tenant cannot agree as to the amount of the fair market rent within such thirty (30) day period following the Determination Date, then Landlord or Tenant may initiate the arbitration process provided for herein by giving notice to that effect to the other, and the party so initiating the appraisal process (such party hereinafter referred to as the "Initiating Party") shall specify in such notice the name and address of the person designated to act as an arbitrator on its behalf. Within thirty (30) days after the designation of such arbitrator, the other party (hereinafter referred to as the "Other Party") shall give notice to the Initiating Party specifying the name and address of the person designated to act as an arbitrator on its behalf. If the Other Party fails to notify the Initiating Party of the appointment of its arbitrator within the time above specified, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder and the parties are unable to agree upon such appointment. The two arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed and if, within sixty (60) days after the second arbitrator is appointed, the two arbitrators shall not agree, they shall together appoint a third arbitrator. In the event of their being unable to agree upon such appointment within eighty (80) days after the appointment of the second arbitrator, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or organization successor thereto) in accordance with its rules then prevailing or if the American Arbitration Association (or such successor organization) shall fail to appoint said third arbitrator within fifteen (15) days after such request is made, then either party may apply on notice to the other, to the Supreme Court, Westchester County, New York (or any other court having jurisdiction and exercising functions similar to those now exercised by said Court) for the appointment of such third arbitrator.

                  (e) Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses (not including the attorneys fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne by the parties equally.

                  (f) The majority of the arbitrators shall determine the fair market rent of the Premises and render a written certified report of their determination to both Landlord and Tenant within sixty (60) days of the appointment of the first two arbitrators or sixty (60) days from the appointment of the third arbitrator if such third arbitrator is appointed pursuant to subsection (d), and the fair market rent, so determined, shall be applied to determine as above provided, whether the Fixed Rent shall be increased pursuant to clause (i) of Section 44(b) hereof for the Extension Term.

                  (g) Each of the arbitrators selected as herein provided shall have at least ten (10) years experience in the leasing and renting of office space on behalf of landlords in first class office buildings in Westchester.

                  (h) In determining the fair market rent under this Section 44, the arbitrators shall take into account all relevant factors based on the following assumptions, (A) that a standard work letter or work credit is then being offered to Tenant even though it is not actually offered, (B) that other concessions and allowances then being given by landlords of comparable buildings to tenants entering into new leases in Westchester are being given to Tenant even though same is not actually given, (C) that brokerage commissions payable in connection with such new leases are being incurred by Landlord even though same are not actually incurred, (D) the fact that for the purposes of determining fair market rent, the demised premises shall be deemed to have been improved to building standard only and (E) the Extension Term (whether or not the same is the case) is for a term length for which Landlord would, under the then market conditions, be able to obtain the maximum rental amount.

                  (i) If Landlord notifies Tenant that the fixed annual rent for the Extension Term shall be equal to the amount set forth in clause (ii) of
Section 44(b) hereof, then the provisions of Section 44(d) hereof shall be inapplicable and have no force or effect.

                  (j) In the event Landlord or Tenant initiates the appraisal process pursuant to Section 44(d) hereof and as of the Commencement Date of the Extension Term the amount of the fair market rent has not been determined, Tenant shall pay the amount set forth in clause (ii) of Section 44(b) hereof and when such determination has been made, an appropriate retroactive adjustment shall be made as of the Commencement Date of the Extension Term.

                  (k) Except as provided in Section 44(b) hereof, Tenant's occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial term of this Lease, provided, however, this Section 44 shall be deemed deleted from this Lease and (ii) Tenant shall have no further right to extend the term of this Lease.

                  (l) If Tenant does not send the Extension Notice pursuant to provisions of subsection (a) hereof, this Article shall have no force or effect and shall be deemed deleted from the Lease, except that Article 44 of the Lease shall be deemed deleted therefrom.

                  (m) If this Lease is renewed for the Extension Term, then Landlord or Tenant can request the other party hereto to execute an instrument in form for recording setting forth the exercise of Tenant's right to extend the term of the Lease and the last day of the Extension Term.

                  (n) If Tenant exercises its right to extend the term of this Lease for the Extension Term pursuant to this Article, the phrases "the term of this Lease" or "the term hereof" as used in this Lease, shall be construed to include, when practicable, the Extension Term.

         6. Landlord acknowledges and agrees that Tenant intends to petition certain benefits from the Westchester County Office of Economic Development. Tenant acknowledges and agrees that Landlord has not made and is not making any representations to Tenant regarding the availability of such benefits and Tenant's inability to procure same shall in no way affect this Lease, the rent due hereunder or any of Tenant's obligations hereunder. Landlord agrees to cooperate with Tenant, at Tenant's sole cost and expense, in a timely manner, in Tenant's application for such benefits.

         7. Tenant covenants, represents and warrants that Tenant has had no dealings or communications with any broker, or agent other than Insignia/ ESG, Inc. and Newmark Real Estate Inc. (which is representing Landlord) in connection with the consummation of this Extension and Modification Agreement, and Tenant covenants and agrees to pay, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any commission or other compensation claimed by any other broker or agent with respect to this Extension and Modification Agreement.

         8. Except as modified by this Extension and Modification Agreement, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

         9. The covenants, agreements, terms and conditions contained in this Extension and Modification Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, and, except as otherwise provided in the Lease as hereby supplemented, their respective assigns.

         10. This Extension and Modification Agreement may not be changed orally, but only by a writing signed by the party against whom enforcement thereof is sought.

         IN WITNESS WHEREOF, the parties hereto have executed this Extension and Modification Agreement as of the day and year first above written.

                       LANDLORD: PRAEDIUM II VALHALLA LLC

                                       By: VALHALLA II ASSOCIATES LLC,
                                              its managing member
                                       By:  Praedium Opportunity Fund II, L.P.,
                                              its managing member
ATTEST:                                By: Praedium Partners LLC
                                              its Investment General
Partner


  /s/ Illegible                        By: /s/ A. Floyd Lattin
----------------------                    -----------------------------------
                                       Name: A. Floyd Lattin
                                       Title: Senior Vice President

ATTEST:                                By: Praedium Advisors, Inc.
                                              its Investment General Partner


  /s/ Illegible                        By: /s/ A. Floyd Lattin
----------------------                    ----------------------------------
                                       Name: A. Floyd Lattin
                                       Title: Vice President


                               TENANT: DEL GLOBAL TECHNOLOGIES, CORP.
ATTEST:

/s/ Edith Williams                     By: /s/ Thomas V. Gilboy
----------------------                    ---------------------
                                       Name: Thomas V. Gilboy
                                       Title: Chief Financial Officer

                                    EXHIBIT A

                                 THE ADDED SPACE